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                                                                 EXHIBIT 23.8

                                                               CONFORMED COPY
                                                               --------------

                     Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Clear Channel Communications, Inc. of our report dated February 28, 1997, appearing on page 22 of Universal Outdoor Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our reports dated (i) February 28, 1997, which appears as
Exhibit 99.2 (ii) February 28, 1997, which appears as Exhibit 99.5 and (iii) June 14, 1996, which appears as Exhibit 99.4 of the Current Report on Form 8-K dated July 31, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Chicago, Illinois
January 5, 1998